SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 21, 2003

Polar Molecular Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50341	42-1339746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4600 Ulster Street, Suite 940, Denver, CO 80237

(Address of Principal Executive Office)

(303) 221-1908

(Registrant’s telephone number, including area code)

Item 5. Other Events

On August 21, 2003, the Registrant issued a press release to announce the execution of a contract between its wholly-owned subsidiary, Polar Molecular Corporation (“Polar”), and Lockhart Chemical Company (“Lockhart”), a privately owned Pennsylvania company, granting Lockhart an exclusive master distributorship of certain Polar products for the worldwide secondary heavy equipment operations market composed primarily of industrial marine operations, railroad, truck, bus and other fleet operations, and electric utility plants. A copy of the press release dated August 21, 2003 and the distribution agreement are filed as an exhibit to this report and are incorporated by reference herein.

Item 7. Exhibits

10.1	Amended and Restated Master Distribution Agreement dated as of August 14, 2003 between Polar Molecular Corporation and Lockhart Chemical Company.

99.1	Press release issued by Polar Molecular Holding Corporation, dated August 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAR MOLECULAR HOLDING CORPORATION

By:	/s/ Mark L. Nelson
Mark L. Nelson President and Chief Executive Officer

Dated: August 21, 2003